Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

21-20

Contacts:	Derrick Jensen, CFO Kip Rupp, CFA, IRC - Investors Quanta Services, Inc. 713-629-7600	Media – Liz James Sard Verbinnen & Co (281) 881-5170

QUANTA SERVICES REPORTS THIRD QUARTER 2021 RESULTS

Record Third Quarter Consolidated Revenues of $3.4 Billion

Strong Electric Power Infrastructure Solutions Segment Results, Including Operating Income Margin of 12.4%

Record Third Quarter GAAP and Adjusted Diluted EPS of $1.21 and $1.48

Remaining Performance Obligations of $4.4 Billion and Record Total Backlog of $17.0 Billion

HOUSTON – November 4, 2021 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended September 30, 2021. Revenues in the third quarter of 2021 were $3.35 billion compared to revenues of $3.02 billion in the third quarter of 2020, and net income attributable to common stock was $174.4 million, or $1.21 per diluted share, in the third quarter of 2021 compared to net income attributable to common stock of $162.9 million, or $1.13 per diluted share, in the third quarter of 2020. Adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) was $1.48 for the third quarter of 2021 compared to $1.40 for the third quarter of 2020.

“Quanta produced another quarter of solid results, which included a number of record third quarter financial metrics, such as revenues, adjusted EBITDA, earnings per share and backlog. Our results were led by record revenue and strong margins from our Electric Power Infrastructure Solutions segment, which were produced by solid and safe execution, high utilization and record levels of emergency response activity,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

“We also completed the previously announced acquisition of Blattner, which is a premier utility-scale renewable energy infrastructure solutions provider in North America. We believe this transaction positions Quanta to be a leader in the energy transition and will transform our ability to collaborate with our customers on their energy transition initiatives. Altogether, we are increasingly excited and confident about the opportunity to drive multi-year revenue and earnings growth by supporting the long-term programmatic spend of our customers.”

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Certain items impacted the third quarter of 2021 results and are reflected as adjustments in the calculation of Quanta’s adjusted net income and adjusted diluted earnings per share attributable to common stock and are further described in the accompanying non-GAAP reconciliation of those non-GAAP financial measures to net income and diluted earnings per share attributable to common stock. Quanta completed four acquisitions during the first nine months of 2021 and seven acquisitions during the full year 2020. Therefore, Quanta’s results include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability of 2021 and 2020, see the footnotes to the Supplemental Segment Data table and the reconciliation of non-GAAP financial measures in the accompanying tables.

RECENT HIGHLIGHTS

•

Completed the Acquisition of Blattner—In October 2021, Quanta completed the acquisition of Blattner Holding Company (Blattner), one of the largest and leading utility-scale renewable energy infrastructure solutions providers in North America. Founded in 1907 and headquartered in Avon, Minnesota, Blattner provides front-end engineering, procurement, project management and construction services to leading renewable energy developers for wind, solar and energy storage projects.

•

Closed Senior Notes Offering and Amendment to Bank Credit Agreement—In September 2021, Quanta issued $1.50 billion aggregate principal amount of senior notes, with an aggregate weighted average interest rate of 2.12%, receiving aggregate net proceeds of approximately $1.48 billion. Additionally, in October 2021, Quanta amended its senior credit facility to, among other things, provide a new $750.0 million term loan facility that matures in October 2026, increase the aggregate revolving commitments from $2.51 billion to $2.64 billion and extend the maturity date for the revolving commitments from September 2025 to October 2026. Quanta used proceeds from the senior notes offering and the new term loan, together with revolving loans, to finance the cash portion of the consideration for the Blattner acquisition.

•

Capital Deployment - During the third quarter of 2021 and through the date of this earnings release, in addition to Blattner, Quanta acquired three businesses and made an investment in a company for aggregate consideration of approximately $110 million, subject to certain post-closing adjustments. These transactions collectively enhance Quanta’s ability to deliver comprehensive infrastructure solutions to our North American utility and communications customers. Additionally, during the third quarter, Quanta repurchased 184,758 shares of its outstanding common stock in the open market for $16.8 million, and year to date Quanta has repurchased 720,564 shares of its outstanding common stock in the open market for $64.0 million. As of November 3, 2021, Quanta’s current stock repurchase program authorized additional repurchases of up to $472.8 million of common stock.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Revenues in the nine months ended September 30, 2021 were $9.06 billion compared to revenues of $8.29 billion in the nine months ended September 30, 2020, and net income attributable to common stock was $381.2 million, or $2.64 per diluted share, in the nine months ended September 30, 2021 compared to net income attributable to common stock of $275.5 million, or $1.90 per diluted share, in the nine months ended September 30, 2020. Adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) was $3.37 for the nine months ended September 30, 2021 compared to $2.61 for the nine months ended September 30, 2020.

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FULL-YEAR 2021 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. During 2020 and 2021, the effects of the COVID-19 pandemic on various aspects of the economy have significantly impacted certain of Quanta’s operations and various markets where Quanta operates, which has created uncertainty. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during the remainder of 2021.

Prior to the company’s conference call, management will post a summary of updated 2021 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. Including the expected results of businesses acquired by Quanta during the third quarter of 2021 and in the fourth quarter of 2021 through the date of this release, Quanta now expects revenues to be between $12.55 billion and $12.85 billion, net income attributable to common stock to be between $464 million and $493 million, diluted earnings per share attributable to common stock to be between $3.20 and $3.40 and adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to be between $4.62 and $4.87 for the full year of 2021. Additionally, Quanta now expects EBITDA (a non-GAAP financial measure) to be between $1.09 billion and $1.14 billion, adjusted EBITDA (a non-GAAP financial measure) to be between $1.21 billion and $1.26 billion, and free cash flow (a non-GAAP financial measure) to be between $350 million and $500 million for the full year of 2021.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2021 expectations (as applicable): adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP financial measures) to net income attributable to common stock; free cash flow (a non-GAAP financial measure) to net cash provided by operating activities; and backlog (a non-GAAP financial measure) to remaining performance obligations.

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CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on November 4, 2021, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Third Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through November 10, 2021 by dialing 1-877-660-6853 and referencing the conference ID 13724029. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, renewable energy, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

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Cautionary Statement About Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other operating and GAAP and non-GAAP financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries, including with respect to Quanta’s increased operations in the renewable energy market; expectations regarding the COVID-19 pandemic, including the continued and potential impact of the COVID-19 pandemic and of governmental responses to the pandemic (e.g., vaccination and testing requirements) on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; expectations regarding Quanta’s plans, strategies and opportunities; the potential benefits from, and future financial and operational performance of, acquired businesses and our investments, including Blattner and our investment in LUMA Energy, LLC; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic and transitioning to a carbon-neutral economy; the potential impact of commodity prices and production volumes on Quanta’s business, financial condition, results of operations, cash flows and demand for Quanta’s services; expected realization of remaining performance obligations and backlog; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects; the development of and opportunities with respect to future projects, including renewable and other projects designed to support transition to a carbon-neutral economy and larger electric transmission and pipeline projects; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; expectations regarding our ability to reduce our debt and maintain our current credit ratings; and possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal or state governments and other governments in territories or countries in which we operate and weakness in capital markets or the ongoing and potential impact on financial markets and worldwide economic activity of the COVID-19 pandemic and governmental responses thereto; quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities, including the ongoing and potential impact to Quanta’s business, operations, workforce and supply chains of the COVID-19 pandemic and governmental responses thereto (e.g., vaccination and testing requirements); the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and business and governmental responses thereto on Quanta’s operations, personnel and supply chains and on commercial activity and demand across Quanta’s business and its customers’ businesses, as well as Quanta’s inability to predict the extent to which the COVID-19 pandemic will adversely impact its business, financial performance, results of operations, financial position, liquidity, cash flows, the prices of its securities and achievement of its strategic objectives; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; the time and costs required to exit and resolve outstanding matters related to Quanta’s Latin American operations, as well as the business and political climate in Latin America; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, supply chain disruptions, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, reductions or eliminations in governmental funding, or customer capital constraints; the effect of commodity prices and production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., underfunding of liabilities, termination or withdrawal liability) or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation arising as a result of cyber-security, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of the COVID-19 pandemic on these service providers; Quanta’s ability to attract, the potential shortage of and increased costs with respect to skilled labor, as well as Quanta’s ability to retain key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts, including as a result of inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; estimates and assumptions relating to financial results, remaining performance obligations and backlog; inability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions and initiatives to result in demand for Quanta’s services; fluctuations of prices of certain materials and equipment used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain disruptions, governmental regulations on sourcing, the imposition of tariffs and other changes in U.S. trade relationships with foreign countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services, which could be attributable to, among other things, the COVID-19 pandemic or current challenged energy market, and which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; technological advancements and other market developments that could reduce the demand for Quanta’s services; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and business practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of the unionized portion of Quanta’s workforce on its operations, including labor stoppages or interruptions due to strikes or lockouts; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as

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fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; significant fluctuations in foreign currency exchange rates; new or changed tax laws, treaties or regulations; inability to recognize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2020, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, June 30, 2021, and September 30, 2021 (when filed) and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$3,353,278	$3,020,161	$9,056,675	$8,290,487
Cost of services (including depreciation)	2,818,602	2,512,647	7,701,398	7,095,513

Gross profit	534,676	507,514	1,355,277	1,194,974
Equity in earnings of integral unconsolidated affiliates	10,232	5,120	22,865	6,165
Selling, general and administrative expenses	(274,846)	(250,654)	(788,308)	(709,299)
Amortization of intangible assets	(22,772)	(19,687)	(65,418)	(55,374)
Asset impairment charges	—	—	(2,319)	—
Change in fair value of contingent consideration liabilities	787	(78)	1,360	(598)

Operating income	248,077	242,215	523,457	435,868
Interest expense	(17,259)	(11,049)	(42,843)	(33,709)
Interest income	72	80	3,098	1,114
Other income (expense), net	6,089	2,931	18,232	(3,649)

Income before income taxes	236,979	234,177	501,944	399,624
Provision for income taxes	61,581	70,477	116,256	119,626

Net income	175,398	163,700	385,688	279,998
Less: Net income attributable to non-controlling interests	1,033	787	4,529	4,453

Net income attributable to common stock	$174,365	$162,913	$381,159	$275,545

Earnings per share attributable to common stock:
Basic	$1.25	$1.16	$2.72	$1.95

Diluted	$1.21	$1.13	$2.64	$1.90

Shares used in computing earnings per share:
Weighted average basic shares outstanding	140,008	140,542	140,134	141,610

Weighted average diluted shares outstanding	144,304	144,363	144,448	144,985

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,696,210	$184,620
Accounts receivable, net	3,002,172	2,716,083
Contract assets	760,279	453,832
Inventories	61,959	50,472
Prepaid expenses and other current assets	183,514	183,382

Total current assets	5,704,134	3,588,389
PROPERTY AND EQUIPMENT, net	1,601,500	1,560,656
OPERATING LEASE RIGHT-OF-USE ASSETS	232,282	256,845
OTHER ASSETS, net	602,838	435,713
OTHER INTANGIBLE ASSETS, net	388,999	435,655
GOODWILL	2,145,963	2,121,014

Total assets	$10,675,716	$8,398,272

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$23,748	$14,764
Current portion of operating lease liabilities	78,869	85,134
Accounts payable and accrued expenses	1,760,789	1,509,794
Contract liabilities	501,142	528,864

Total current liabilities	2,364,548	2,138,556
LONG-TERM DEBT, net of current maturities	2,930,905	1,174,294
OPERATING LEASE LIABILITIES, net of current portion	161,320	178,822
DEFERRED INCOME TAXES	184,827	166,407
INSURANCE AND OTHER NON-CURRENT LIABILITIES	400,284	391,221

Total liabilities	6,041,884	4,049,300

TOTAL STOCKHOLDERS’ EQUITY	4,630,710	4,344,181
NON-CONTROLLING INTERESTS	3,122	4,791

TOTAL EQUITY	4,633,832	4,348,972

Total liabilities and equity	$10,675,716	$8,398,272

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2021 and 2020 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Solutions and (2) Underground Utility and Infrastructure Solutions, as set forth below.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Revenues:
Electric Power Infrastructure Solutions	$2,328,468	69.4%	$2,107,621	69.8%	6,536,363	72.2%	5,667,566	68.4%
Underground Utility and Infrastructure Solutions	1,024,810	30.6	912,540	30.2	2,520,312	27.8	2,622,921	31.6

Consolidated revenues	$3,353,278	100.0%	$3,020,161	100.0%	$9,056,675	100.0%	$8,290,487	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions before equity in earnings of integral unconsolidated affiliates	$278,051	11.9%	$263,257	12.5%	$701,352	10.7%	$574,865	10.1%
Equity in earnings of integral unconsolidated affiliates (a)	10,232	N/A	5,119	N/A	22,865	N/A	6,165	N/A

Electric Power Infrastructure Solutions (b)	288,283	12.4%	268,376	12.7%	724,217	11.1%	581,030	10.3%
Underground Utility and Infrastructure Solutions (c)	68,167	6.7%	76,220	8.4%	100,917	4.0%	128,747	4.9%
Corporate and Non-Allocated Costs (d)	(108,373)	N/A	(102,381)	N/A	(301,677)	N/A	(273,909)	N/A

Consolidated operating income	$248,077	7.4%	$242,215	8.0%	$523,457	5.8%	$435,868	5.3%

(a)

Equity in earnings of integral unconsolidated affiliates includes unconsolidated affiliates that are operationally integral to the operations of Quanta and primarily consists of equity in earnings related to Quanta’s equity interest in LUMA Energy, LLC.

(b)

Included in Electric Power Infrastructure Solutions operating income for the three and nine months ended September 30, 2020 are $15.4 million and $46.9 million of operating losses related to Quanta’s Latin American operations, which negatively impacted operating income margin for the three and nine months ended September 30, 2020 by 80 basis points in each period. As of December 31, 2020, Quanta had substantially completed its exit of these operations.

(c)

Included in operating income for the Underground Utility and Infrastructure Solutions segment for the nine months ended September 30, 2021 are a $23.6 million provision for credit loss related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate and a $2.3 million asset impairment charge related to certain equipment that was not utilized in Quanta’s core operations and was subsequently sold. The provision for credit loss related to the receivables negatively impacted operating margin for the nine months ended September 30, 2021 by approximately 90 basis points.

(d)

Included in corporate and non-allocated costs for the three months ended September 30, 2021 and 2020 are $6.2 million and $10.4 million of acquisition and integration costs. Included in corporate and non-allocated costs for the nine months ended September 30, 2021 and 2020 are $9.5 million and $12.9 million of acquisition and integration costs.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP financial measure enables it and its investors to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment along with estimates of amounts expected to be realized within 12 months:

	September 30, 2021		December 31, 2020		September 30, 2020
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,819.6	$3,706.9	$2,511.2	$3,547.8	$2,639.1	$3,747.7
Estimated orders under MSAs and short-term, non-fixed price contracts	4,299.3	9,025.2	3,559.4	7,433.4	3,310.3	7,044.4

Backlog	$7,118.9	$12,732.1	$6,070.6	$10,981.2	$5,949.4	$10,792.1

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$616.6	$661.4	$327.2	$437.5	$480.8	$696.1
Estimated orders under MSAs and short-term, non-fixed price contracts	2,023.0	3,630.9	1,868.8	3,713.7	1,712.8	3,583.4

Backlog	$2,639.6	$4,292.3	$2,196.0	$4,151.2	$2,193.6	$4,279.5

Total
Remaining performance obligations	$3,436.2	$4,368.3	$2,838.4	$3,985.3	$3,119.9	$4,443.8
Estimated orders under MSAs and short-term, non-fixed price contracts	6,322.3	12,656.1	5,428.2	11,147.1	5,023.1	10,627.8

Backlog	$9,758.5	$17,024.4	$8,266.6	$15,132.4	$8,143.0	$15,071.6

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2021 and 2020. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity, (iv) asset impairment charges can vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; (vi) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control; and (vii) write-offs of deferred financing costs vary from period to period depending on the timing and nature of debt and other financing transactions. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table below.

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Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and

Adjusted Diluted Earnings Per Share
Attributable to Common Stock
For the Three and Nine Months Ended

September 30, 2021 and 2020
(In thousands, except per share information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported) (a)	$174,365	$162,913	$381,159	$275,545
Adjustments:
Acquisition and integration costs	6,193	10,352	9,521	12,882
Asset impairment charges (b)	—	—	2,319	—
Change in fair value of contingent consideration liabilities	(787)	78	(1,360)	598
Impairments of non-integral unconsolidated affiliates (c)	—	—	—	8,679
Write-off of deferred financing costs (d)	3,090	2,492	3,090	2,492
Income tax impact of adjustments (e)	(2,119)	(3,449)	(3,321)	(6,420)

Adjusted net income attributable to common stock before certain non-cash adjustments (a)	180,742	172,386	391,408	293,776
Non-cash stock-based compensation	21,642	21,431	64,252	58,323
Amortization of intangible assets	22,772	19,687	65,418	55,374
Income tax impact of non-cash adjustments (e)	(11,579)	(10,720)	(33,809)	(29,649)

Adjusted net income attributable to common stock (a)	$213,577	$202,784	$487,269	$377,824

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	144,304	144,363	144,448	144,985

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (a)	$1.21	$1.13	$2.64	$1.90

Adjusted diluted earnings per share attributable to common stock (a)	$1.48	$1.40	$3.37	$2.61

See notes below.

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Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and

Adjusted Diluted Earnings Per Share
Attributable to Common Stock
For the Three and Nine Months Ended

September 30, 2021 and 2020
(In thousands, except per share information)
(Unaudited)

(a)

The amounts for the nine months ended September 30, 2021 include a provision for credit loss of $23.6 million, or $0.12 per diluted share, related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate.

(b)	The amount for the nine months ended September 30, 2021 reflects an asset impairment charge related to certain equipment that was not utilized in Quanta’s core operations and was sold in October 2021.
(c)

The amount for the nine months ended September 30, 2020 represents impairments associated with two non-integral unconsolidated affiliates that were negatively impacted by the decline in demand for refined products during the first and second quarters of 2020. As of September 30, 2021, one of the investments had been sold, and Quanta’s basis in the remaining investment was $8.4 million. These impairment losses are included in “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(d)

The amount for the three and nine months ended September 30, 2021 represents the write-off of deferred financing costs related to a bridge financing commitment entered into, but ultimately not utilized, in connection with Quanta’s acquisition of Blattner. The amount for the three and nine months ended September 30, 2020 primarily represents the write-off of deferred financing costs related to the voluntary prepayment of the term loans under Quanta’s senior credit facility.

(e)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2021 and 2020

(In thousands)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and nine months ended September 30, 2021 and 2020. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; (iv) asset impairment charges can vary from period to period depending on economic and other factors; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income attributable to common stock (GAAP as reported)	$174,365	$162,913	$381,159	$275,545
Interest expense	17,259	11,049	42,843	33,709
Interest income	(72)	(80)	(3,098)	(1,114)
Provision for income taxes	61,581	70,477	116,256	119,626
Depreciation expense	61,616	56,244	186,480	165,180
Amortization of intangible assets	22,772	19,687	65,418	55,374
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	2,825	1,275	6,476	1,682

EBITDA (a)	340,346	321,565	795,534	650,002
Non-cash stock-based compensation	21,642	21,431	64,252	58,323
Acquisition and integration costs	6,193	10,352	9,521	12,882
Equity in (earnings) losses of non-integral unconsolidated affiliates	(526)	(140)	(1,869)	8,372
Asset impairment charges (b)	—	—	2,319	—
Change in fair value of contingent consideration liabilities	(787)	78	(1,360)	598

Adjusted EBITDA	$366,868	$353,286	$868,397	$730,177

(a)	The calculations of EBITDA for the three and nine months ended September 30, 2020 have been amended to conform to the current period calculation of EBITDA.
(b)	The amount for the nine months ended September 30, 2021 reflects an asset impairment charge related to certain equipment that was not utilized in Quanta’s core operations and was subsequently sold.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three and Nine Months Ended

September 30, 2021 and 2020

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The following table presents the reconciliations of the non-GAAP financial measure of free (negative free) cash flow to net cash provided by operating activities for the three and nine months ended September 30, 2021 and 2020. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$17,876	$114,859	$332,437	$839,887
Less: Net capital expenditures:
Capital expenditures	(74,612)	(50,780)	(232,996)	(167,037)
Proceeds from sale of property and equipment	16,686	5,917	35,636	18,731

Net capital expenditures	(57,926)	(44,863)	(197,360)	(148,306)

Free (Negative Free) Cash Flow	$(40,050)	$69,996	$135,077	$691,581

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2021

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) asset impairment charges can vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (vi) write-offs of deferred financing costs vary from period to period depending on the timing and nature of debt and other financing transactions. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2021

(In thousands, except per share information)

(Unaudited)

	Estimated Range (a)
	Full Year Ending December 31, 2021
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP) (b)	$464,200	$493,100
Non-cash stock-based compensation	88,800	88,800
Amortization of intangible assets	149,200	159,200
Acquisition and integration costs	35,600	35,600
Asset impairment charges (c)	2,300	2,300
Change in fair value of contingent consideration liabilities	(1,400)	(1,400)
Write-off of deferred financing costs (d)	4,400	4,400
Income tax impact of adjustments (e)	(72,400)	(75,000)

Adjusted net income attributable to common stock	$670,700	$707,000

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	145,200	145,200

Diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$3.20	$3.40

Adjusted diluted earnings per share attributable to common stock	$4.62	$4.87

(a)	The estimated amounts include the impact of businesses acquired during the third quarter of 2021 and in the fourth quarter of 2021 through the date of this release.
(b)	The amount includes a provision for credit loss of $23.6 million, or $0.12 per diluted share, related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate.
(c)	The amount reflects an asset impairment charge related to certain equipment that was not utilized in Quanta’s core operations and was subsequently sold.
(d)	The amount reflects the write-off of deferred financing costs related to the bridge financing commitment entered into, but ultimately not utilized, in connection with Quanta’s acquisition of Blattner.
(e)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2021 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA to estimated net income attributable to common stock. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; (iv) asset impairment charges can vary from period to period depending on economic and other factors; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range (a)
	Full Year Ending December 31, 2021
Net income attributable to common stock (as defined by GAAP)	$464,200	$493,100
Interest expense, net	64,000	64,000
Provision for income taxes	149,000	158,000
Depreciation expense	252,200	252,800
Amortization of intangible assets	149,200	159,200
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	10,000	10,000

EBITDA	1,088,600	1,137,100
Non-cash stock-based compensation	88,800	88,800
Acquisition and integration costs	35,600	35,600
Equity in (earnings) losses of non-integral unconsolidated affiliates	(1,900)	(1,900)
Asset impairment charges (b)	2,300	2,300
Change in fair value of contingent consideration liabilities	(1,400)	(1,400)

Adjusted EBITDA	$1,212,000	$1,260,500

(a)	The estimated amounts include the impact of businesses acquired during the third quarter of 2021 and in the fourth quarter of 2021 through the date of this release.
(b)	The amount reflects an asset impairment charge related to certain equipment that was not utilized in Quanta’s core operations and was subsequently sold.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2021 (In thousands) (Unaudited)

The following table presents the reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range (a)
	Full Year Ending December 31, 2021
Net cash provided by operating activities	$675,000	$825,000
Less: Net capital expenditures	(325,000)	(325,000)

Free Cash Flow	$350,000	$500,000

(a)	The estimated amounts include the impact of businesses acquired during the third quarter of 2021 and in the fourth quarter of 2021 through the date of this release.

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